Driven Brands Holdings Inc. Reports First Quarter 2025 Results

--17th consecutive quarter of same store sales growth--
--Take 5 Oil Change delivers revenue growth of 15% and same store sales growth of 8%--
--Completed divestiture of U.S. car wash business in April 2025--
--Reaffirms fiscal year 2025 outlook--
Charlotte, N.C. (May 6, 2025) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the first quarter ending March 29, 2025.
For the first quarter, Driven Brands delivered revenue of $516.2 million, an increase of 7% versus the prior year. System-wide sales increased 2% to $1.5 billion, driven by a 1% increase in same store sales and 4% increase in store count versus the prior year.
Net income was $6 million or $0.04 per diluted share versus net income of $4 million or $0.02 per diluted share in the prior year. Adjusted Net Income1 was $44 million or $0.27 per diluted share versus $40 million or $0.25 per diluted share in the prior year. Adjusted EBITDA1 was $125 million, up 2% versus the prior year.
“We delivered another strong quarter, led by the sustained momentum of our Take 5 Oil Change business, which achieved its 19th consecutive quarter of same store sales growth. Additionally, we successfully completed the sale of our U.S. car wash business in early April, primarily using the proceeds to reduce our debt. While the economic environment is fluid, our diversified portfolio, anchored by non-discretionary services, demonstrates resilience and positions us well for the long term. We are confident in our ability to deliver on our 2025 outlook and remain committed to paying down debt as we grow the business,” said Jonathan Fitzpatrick, President and Chief Executive Officer.
“I would like to congratulate Danny Rivera as he steps into the role of CEO. I am pleased to remain on the board as Chair and look forward to supporting Danny in his well-deserved new role and the continued growth of Driven Brands,” Fitzpatrick concluded.
First Quarter 2025 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same Store Sales[2]	Revenue (in millions)	Adjusted EBITDA (in millions)
Take 5	$387.5	1,203	8.0%	$293.4	$100.9
Franchise Brands	1,033.4	2,660	(2.9)%	71.7	44.4
Car Wash	66.6	718	26.2%	68.0	24.4
Corporate and Other	59.3	216	N/A	83.0	(44.6)
Total	$1,546.8	4,797	0.7%	516.2	125.1

Capital and Liquidity
The Company ended the first quarter with total liquidity of $640.8 million consisting of $152.0 million in cash and cash equivalents and $488.7 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This did not include the additional $135.0 million Series 2022 Class A-1 Notes that expand the Company’s variable funding note borrowing capacity if the Company elects to exercise them, assuming certain conditions continue to be met.
Fiscal Year 2025 Outlook
The Company reaffirms its financial outlook for fiscal year 2025 ending December 27, 2025.

2025 Outlook
Revenue	~$2.05 - $2.15 billion
Adjusted EBITDA[1]	~$520 - $550 million
Adjusted Diluted EPS[1]	~$1.15 - $1.25
The Company also expects:
•Same store sales growth of 1% - 3%
•Net store growth of approximately 175 - 200

Note: 2025 Outlook excludes the impact of any potential M&A and divestitures other than the completed sale of the U.S. car wash business.
1 Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.
2 The Company does not provide same store sales results for Corporate and Other as it is a non-reportable segment. The same store sales results for any applicable businesses within Corporate and Other are included in the Company’s overall same store sales results.

Conference Call
Driven Brands will host a conference call to discuss first quarter 2025 results today, Tuesday, May 6, at 8:30 a.m. ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available for at least three months.
About Driven Brands
Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has approximately 4,800 locations across the United States and 13 other countries, and services tens of millions of vehicles annually. Driven

Brands’ network generates approximately $2.0 billion in annual revenue from approximately $6.1 billion in system-wide sales.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Press Release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, trends, plans, objectives of management, impact of accounting standards and outlook, impairments, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our ability to realize the value of the note received as partial payment in the sale of our U.S. Car Wash business; (ii) potential post-closing obligations and liabilities relating to the sale of our U.S. Car Wash business; (iii) the current geopolitical environment, including the impact, both direct and indirect, of government actions, such as proposed and enacted tariffs; (iv) our strategy, outlook, and growth prospects; (v) our operational and financial targets and dividend policy; (vi) general economic trends and trends in the industry and markets; (vii) the risks and costs associated with the integration of, and or ability to integrate, our stores and business units successfully; (viii) the proper application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; and (ix) the competitive environment in which we operate. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Contacts

Shareholder/Analyst inquiries:
Dawn Francfort
ICR, Inc.
investors@drivenbrands.com
(203) 682-8200

Media inquiries:
Taylor Blanchard
taylor.blanchard@drivenbrands.com
(704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(in thousands, except per share amounts)	March 29, 2025	March 30, 2024
Net revenue:
Franchise royalties and fees	$44,710	$45,045
Company-operated store sales	314,131	284,229
Independently-operated store sales	66,640	53,047
Advertising contributions	25,325	24,070
Supply and other revenue	65,357	75,601
Total net revenue	516,163	481,992
Operating Expenses:
Company-operated store expenses	181,866	169,342
Independently-operated store expenses	36,475	29,355
Advertising expenses	25,325	24,070
Supply and other expenses	35,028	36,216
Selling, general, and administrative expenses	143,052	123,811
Depreciation and amortization	33,152	31,116
Total operating expenses	454,898	413,910
Operating income	61,265	68,082
Other expenses, net:
Interest expense, net	36,534	43,751
Foreign currency transaction loss, net	210	4,321
Other expenses, net	36,744	48,072
Income before taxes from continuing operations	24,521	20,010
Income tax expense	7,031	8,458
Net income from continuing operations	$17,490	$11,552
Net loss from discontinued operations, net of tax	$(11,984)	$(7,291)
Net income	$5,506	$4,261

Basic earnings (loss) per share:
Continuing Operations	$0.11	$0.07
Discontinued Operations	(0.07)	(0.04)
Net basic earnings per share	$0.04	$0.03

Diluted earnings (loss) per share:
Continuing Operations	$0.11	$0.07
Discontinued Operations	(0.07)	(0.05)
Net diluted earnings per share	$0.04	$0.02

Weighted average shares outstanding
Basic	160,568	159,631
Diluted	161,818	160,604

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	March 29, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$152,042	$149,573
Restricted cash	332	358
Accounts and notes receivable, net	201,217	177,654
Inventory	63,829	66,539
Prepaid and other assets	47,771	37,841
Income tax receivable	12,917	14,294
Advertising fund assets, restricted	55,140	49,716
Assets held for sale	70,691	77,616
Current assets of discontinued operations	67,442	83,847
Total current assets	671,381	657,438
Other assets	127,278	125,422
Property and equipment, net	734,511	711,505
Operating lease right-of-use assets	535,242	524,442
Deferred commissions	7,315	7,246
Intangibles, net	662,417	665,896
Goodwill	1,413,298	1,403,056
Deferred tax assets	8,363	8,206
Non-current assets of discontinued operations	1,141,846	1,158,576
Total assets	$5,301,651	$5,261,787
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$110,377	$85,843
Accrued expenses and other liabilities	201,955	193,638
Income tax payable	1,518	6,860
Current portion of long-term debt	32,234	32,232
Income tax receivable liability	22,674	22,676
Advertising fund liabilities	24,058	22,030
Current liabilities of discontinued operations	64,490	70,616
Total current liabilities	457,306	433,895
Long-term debt	2,616,272	2,656,308
Deferred tax liabilities	94,165	87,485
Operating lease liabilities	505,980	491,282
Income tax receivable liability	110,907	110,935
Deferred revenue	31,060	31,314
Long-term accrued expenses and other liabilities	19,867	20,122
Non-current liabilities of discontinued operations	822,851	823,112
Total liabilities	4,658,408	4,654,453
Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 164,274,617 and 163,842,248 shares outstanding; respectively	1,643	1,638
Additional paid-in capital	1,709,580	1,699,851
Accumulated deficit	(997,077)	(1,002,583)
Accumulated other comprehensive loss	(70,903)	(91,572)
Total shareholders' equity	643,243	607,334
Total liabilities and shareholders' equity	$5,301,651	$5,261,787

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(in thousands)	March 29, 2025	March 30, 2024
Net income	$5,506	$4,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,355	43,229
Share-based compensation expense	11,788	11,861
(Gain) loss on foreign denominated transactions	(132)	7,574
Loss (gain) on foreign currency derivatives	342	(3,253)
Loss (gain) on sale and disposal of businesses, fixed assets, and sale leaseback transactions	12,933	5,434
Reclassification of interest rate hedge to income	(514)	(519)
Bad debt expense	4,510	2,070
Asset impairment charges and lease terminations	5,813	979
Amortization of deferred financing costs and bond discounts	3,089	1,954
Amortization of cloud computing	1,881	1,345
Provision (benefit) for deferred income taxes	4,540	(2,807)
Other, net	(6,985)	10,669
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(26,449)	(17,351)
Inventory	3,310	(1,005)
Prepaid and other assets	(5,079)	(4,270)
Advertising fund assets and liabilities, restricted	(4,091)	7,650
Other assets	(2,584)	(33,300)
Deferred commissions	69	(331)
Deferred revenue	(255)	1,659
Accounts payable	20,847	14,165
Accrued expenses and other liabilities	18,122	6,293
Income tax receivable	(6,885)	3,976
Cash provided by operating activities	75,131	60,283
Cash flows from investing activities:
Capital expenditures	(56,227)	(89,483)
Cash used in business acquisitions, net of cash acquired	—	(2,024)
Proceeds from sale leaseback transactions	8,696	4,550
Proceeds from sale or disposal of businesses and fixed assets	3,519	52,677
Cash used in investing activities	(44,012)	(34,280)
Cash flows from financing activities:
Payment of debt extinguishment and issuance costs	(1,414)	—
Repayment of long-term debt	(32,418)	(7,616)
Proceeds from revolving lines of credit and short-term debt	33,000	46,000
Repayment of revolving lines of credit and short-term debt	(43,000)	(46,000)
Repayment of principal portion of finance lease liability	(1,353)	(886)
Payment of Tax Receivable Agreement	—	(24,718)
Tax obligations for share-based compensation	(2,582)	—
Cash used in financing activities	(47,767)	(33,220)

Effect of exchange rate changes on cash	1,549	1,133
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(15,099)	(6,084)
Cash and cash equivalents, beginning of period	169,954	176,522
Cash included in advertising fund assets, restricted, beginning of period	38,930	38,537
Restricted cash, beginning of period	358	657
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	209,242	215,716
Cash and cash equivalents, end of period	155,584	165,513
Cash included in advertising fund assets, restricted, end of period	38,227	43,462
Restricted cash, end of period	332	657
Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$194,143	$209,632

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Outlook

Driven Brands includes Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted Earnings per Share (“Adjusted EPS”) in the Company’s Fiscal Year 2025 Outlook. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP financial measures because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted Net Income and Adjusted EPS are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.
The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the three months ended March 29, 2025, compared to the three months ended March 30, 2024.

Net Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 29, 2025	March 30, 2024
Net income from continuing operations	$17,490	$11,552
Adjustments:
Acquisition related costs(a)	15	1,701
Non-core items and project costs, net(b)	5,244	4,711
Cloud computing amortization(c)	1,881	1,345
Share-based compensation expense(d)	11,788	11,861
Foreign currency transaction loss, net(e)	210	4,321
Asset sale leaseback (gain) loss, net, impairment and closed store expenses(f)	11,753	3,976
Amortization related to acquired intangible assets(g)	4,659	6,415
Valuation allowance for deferred tax asset(h)	299	1,134
Adjusted net income before tax impact of adjustments	$53,339	$47,016
Tax impact of adjustments(i)	(9,160)	(7,004)
Adjusted net income from continuing operations	$44,179	$40,012

Basic earnings per share from continuing operations	$0.11	$0.07
Diluted earnings per share from continuing operations	$0.11	$0.07

Adjusted basic earnings per share from continuing operations	$0.27	$0.25
Adjusted diluted earnings per share from continuing operations	$0.27	$0.25

Weighted average shares outstanding
Basic	160,568	159,631
Diluted	161,818	160,604

(1)Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic and diluted earnings per share calculations was less than $1 million for the three months ended March 29, 2025 and March 30, 2024.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on February 28, 2024, for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the three months ended March 29, 2025, compared to the three months ended March 30, 2024.

Net Income to Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended
(in thousands)	March 29, 2025	March 30, 2024
Net income from continuing operations	$17,490	$11,552
Income tax expense	7,031	8,458
Interest expense, net	36,534	43,751
Depreciation and amortization	33,152	31,116
EBITDA	94,207	94,877
Acquisition related costs(a)	15	1,701
Non-core items and project costs, net(b)	5,244	4,711
Cloud computing amortization(c)	1,881	1,345
Share-based compensation expense(d)	11,788	11,861
Foreign currency transaction loss, net(e)	210	4,321
Asset sale leaseback (gain) loss, net, impairment and closed store expenses(f)	11,753	3,976
Adjusted EBITDA	$125,098	$122,792

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes
(a) Consists of acquisition costs as reflected within the consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.
(b)     Consists of discrete items and project costs, including third-party professional costs associated with strategic transformation initiatives as well as non-recurring payroll-related costs.
(c) Includes non-cash amortization expenses relating to cloud computing arrangements.
(d)     Represents non-cash share-based compensation expense.
(e)    Represents foreign currency transaction losses, net that primarily related to the remeasurement of our intercompany loans as well as gains and losses on cross currency swaps and forward contracts.
(f)     Consists of the following items (i) (gains) losses, net on sale leasebacks, disposal of assets, or sale of business; (ii) net losses (gains) on sale for assets held for sale; and (iii) impairment of certain fixed assets and operating lease right-of-use assets related to closed and underperforming locations, lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates.
(g)    Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statement of operations.
(h) Represents valuation allowances on income tax carryforwards in certain domestic jurisdictions that are not more likely than not to be realized.
(i)     Represents the tax impact of adjustments associated with the reconciling items between net income (loss) and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended
(in thousands)	March 29, 2025	March 30, 2024
Take 5	$100,918	$88,888
Franchise Brands	44,383	47,589
Car Wash	24,388	17,985
Corporate and Other	(44,591)	(31,670)
Adjusted EBITDA	$125,098	$122,792

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES
ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three Months Ended March 29, 2025
(in thousands)	Take 5	Franchise Brands	Car Wash	Corporate and Other	Total
System-wide Sales
Franchise stores	$136,688	$1,029,374	$—	$—	$1,166,062
Company-operated stores	250,800	3,992	—	59,339	314,131
Independently operated stores	—	—	66,640	—	66,640
Total System-wide Sales	$387,488	$1,033,366	$66,640	$59,339	$1,546,833

Store Count (in whole numbers)
Franchise stores	468	2,647	—	—	3,115
Company-operated stores	735	13	—	216	964
Independently operated stores	—	—	718	—	718
Total Store Count	1,203	2,660	718	216	4,797

	Three Months Ended March 30, 2024
(in thousands)	Take 5	Franchise Brands	Car Wash	Corporate and Other	Total
System-wide Sales
Franchise stores	$105,556	$1,070,072	$—	$—	$1,175,628
Company-operated stores	220,871	4,469	—	58,889	284,229
Independently operated stores	—	—	53,047	—	53,047
Total System-wide Sales	$326,427	$1,074,541	$53,047	$58,889	$1,512,904

Store Count (in whole numbers)
Franchise stores	374	2,633	—	—	3,007
Company-operated stores	661	14	—	220	895
Independently operated stores	—	—	718	—	718
Total Store Count	1,035	2,647	718	220	4,620